Exhibit 99

Taubman Centers, Inc.	T 248.258.6800

200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES SECOND QUARTER RESULTS

–	Earnings Lower Due to Impact of COVID-19 Pandemic

–	Amended $1.1 Billion Revolving Line of Credit Facility and Unsecured Term Loans to Provide Financial Flexibility Through the Pandemic

–	Starfield Anseong, Taubman Asia’s Fourth Investment, to Open on September 25th nearly 100 Percent Leased

–	Asia Sales Rebound Following COVID-19 Closures

BLOOMFIELD HILLS, Mich., August 10, 2020 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the second quarter of 2020.

	June 30, 2020 Three Months Ended	June 30, 2019 Three Months Ended	June 30, 2020 Six Months Ended	June 30, 2019 Six Months Ended
Net income (loss) attributable to common shareowners, diluted (in thousands)	($34,069)(1)	$6,266	($14,197)(1)	$21,384
Net income (loss) attributable to common shareowners (EPS) per diluted common share	($0.55)(1)	$0.10	($0.23)(1)	$0.35
Funds from Operations (FFO) per diluted common share Growth rate	$0.29 (62.8)%	$0.78	$1.08 (36.8)%	$1.71
Adjusted FFO (AFFO) per diluted common share Growth rate	$0.41(2) (56.4)%	$0.94(3)	$1.29(2) (31.4)%	$1.88(3)
(1) Net income (loss) and EPS for the three and six-month periods ended June 30, 2020 were lower primarily due to disruption associated with the COVID-19 pandemic, including significant uncollectible tenant revenues. In addition, depreciation expense was higher due to the accelerated amortization of an allowance in connection with the upcoming closing of an anchor store. EPS for the six-month period ended June 30, 2020 included gains totaling approximately $0.28 per diluted common share related to the sale of 50 percent of our interest in CityOn.Xi’an.
(2) AFFO for the three and six-month periods ended June 30, 2020 excludes costs related to the Simon Property Group, Inc. transaction and the fluctuation in the fair value of equity securities. AFFO for the six-month period ended June 30, 2020 also excludes restructuring charges, deferred income tax expense incurred related to the sale of CityOn.Xi’an, an adjustment of the promote fee (net of tax) related to Starfield Hanam recorded last year and costs associated with the Taubman Asia President transition.
(3) AFFO for the three and six-month periods ended June 30, 2019 excludes restructuring charges, costs incurred related to the Blackstone transactions and costs associated with shareholder activism. AFFO for the six-month period ended June 30, 2019 also excludes the fluctuation in the fair value of equity securities.

For the quarter ended June 30, 2020, AFFO per diluted share was $0.41. Disruption related to the COVID-19 pandemic, including widespread center closures for most of the quarter, significantly impacted results.

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The company recognized uncollectible tenant revenues of $32.6 million at our beneficial interest, or $0.37 per diluted share of AFFO, in the second quarter, primarily due to elevated tenant bankruptcies and nonpayments during the center closures. These closures negatively impacted sales-based rent and lease cancellation income and resulted in the write-off of straight-line receivables. Together these items reduced AFFO by an additional $0.13 per diluted share. The company’s second quarter 2019 AFFO also included $0.05 per diluted share of insurance proceeds related to the business interruption claim at The Mall of San Juan (San Juan, Puerto Rico).

In aggregate, the above items account for a $0.55 year-over-year variance in second quarter AFFO.

“As we’ve reopened centers, rent collections have steadily improved. We’re optimistic this trend will continue as tenants focus their operations on the best retail assets in each market,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.

Operating Statistics

Comparable center NOI (comp center NOI) at our beneficial interest, excluding lease cancellation income, was down 25.3 percent in the quarter and down 13.3 percent year-to-date, using constant currency exchange rates. Higher year-over-year uncollectible rental revenues impacted comp center NOI by about 20 percent in the quarter and about 10 percent for the year.

In light of the U.S. center closures, mall tenant sales per square foot, normally a key metric, is not meaningful in the quarter. Trailing 12-month U.S. sales per square foot were $866. In Asia, sales per square foot were up 4.3 percent in the second quarter and were flat year-to-date.

Average rent per square foot for the quarter in U.S. comparable centers was $60.35, down 5.9 percent. Year-to-date average rent per square foot in U.S. comparable centers was $61.14, down 4 percent. Lower sales-based rent, a result of center closures and the overall effects of the pandemic, as well as lower year-over-year rents from Forever 21, collectively impacted average rent per square foot by 4.7 percent in the second quarter and 3.8 percent year-to-date.

Ending occupancy in U.S. comparable centers was 91.5 percent on June 30, 2020, down 0.3 percent compared from June 30, 2019.

Leased space in U.S. comparable centers was 93.8 percent on June 30, 2020, down 1.1 percent from June 30, 2019.

Financing Activity

In late March, the company borrowed $350 million on its $1.1 billion primary revolving line of credit, as a precautionary measure to increase liquidity and financial flexibility due to the uncertainty caused by the COVID-19 pandemic. In late June, the company repaid $100 million, which reduced the outstanding balance on the line of credit to $870 million as of June 30, 2020.

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As of June 30, 2020, the company had a consolidated cash balance of $241 million and $119 million available on its lines of credit.

In early August, the company amended its primary $1.1 billion revolving line of credit and unsecured term loan agreements. To ensure appropriate financial flexibility through the pandemic, the amended loan agreement waives compliance with quarterly financial covenants beginning in the third quarter of 2020 through the second quarter of 2021 and replaces them with a minimum liquidity requirement. The company was in full compliance with respect to all covenants as of the second quarter.

Other key features of the amended agreements during the waiver period include:

•	Flexibility to complete planned capital spending, including tenant allowances;

•	Continued ability to distribute taxable income in accordance with our partnership agreement and REIT qualification requirements;

•	Ability to continue dividend payments on Series J Cumulative Preferred Shares (NYSE: TCO PR J) and Series K Cumulative Preferred Shares (NYSE: TCO PR K);

“We’re pleased to have completed this amendment, which provides financial flexibility while our portfolio continues to rebound from the pandemic,” said Simon J. Leopold, executive vice president and chief financial officer. “We greatly appreciate the strong support we have received from our banking partners over the years and particularly during this unprecedented time.”

In August, the company extended the maturity date on the $150 million loan for The Mall at Green Hills (Nashville, Tenn.) for one year to December 1, 2021. On December 1, 2020, the loan will bear interest at a variable rate equal to the greater of LIBOR plus 2.75% or 3.25%.

The construction facilities at Starfield Hanam (Hanam, South Korea) mature in November 2020. The company expects to complete the refinancing at a lower interest rate in the third quarter of 2020. This financing is expected to provide excess proceeds of approximately $35 million at our beneficial interest and combined with the release of additional reserves will allow us to repatriate $58 million at our beneficial interest in the third quarter.

These activities address all the company’s debt maturities occurring in 2020.

Starfield Anseong

On September 25th, Starfield Anseong (Gyeonggi Province, South Korea) will celebrate its grand opening, marking Taubman Asia’s fourth investment and second joint venture with Shinsegae Group. This new one million square foot shopping mall will be the first modern shopping, dining and entertainment destination to serve Anseong, a high-growth city in Greater Seoul.

Starfield Anseong will feature about 280 tenants, including prominent international brands like Zara, Nike, Uniqlo, H&M, Vans, COS, Guess, Adidas, BMW and many others. The center will be anchored by E-Mart Traders, ElectroMart, Toy Kingdom and Hanssem, as well as several successful entertainment concepts, including Aquafield, Sports Monster and Megabox, an upscale cinema.

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The center is opening ahead of schedule and in advance of Chuseok, an important shopping period in South Korea. We expect to be over 90 percent occupied and nearly 100 percent leased at opening.

“In our second partnership with Shinsegae we have successfully created an impressive, modern retail and entertainment experience that will serve Anseong’s rapidly growing population,” said Paul Wright, president, Taubman Asia. “We’re delighted with the collection of brands we’ve assembled and the very high-quality nature of the project we’re delivering to this community. It will be a unique experience for our customers to enjoy.”

COVID-19 Update

Most of Taubman’s U.S. operating properties closed on March 19th, in response to the COVID-19 pandemic, and have reopened gradually using enhanced safety protocols designed to ensure the health and safety of both our tenants and the communities we serve. Traffic, tenant sales and rent collections have improved each month as mandates were eased or lifted and in-store shopping has resumed. All centers are fully operating, with the exception of Beverly Center (Los Angeles, Calif.) and Sunvalley Shopping Center (Concord, Calif.), where retail offerings are limited to “curbside pickup” and tenants with exterior access. After an initial reopening, both centers were mandated to close. Excluding those two centers, 90 percent of our U.S. stores have reopened.

The company’s three Asia shopping centers - CityOn.Xi’an (Xi’an, China), CityOn.Zhengzhou (Zhengzhou, Henan, China) and Starfield Hanam (Hanam, South Korea) - have rebounded quickly after experiencing varying levels of disruption. CityOn.Xi’an was closed for about a month and reopened on February 29. CityOn.Zhengzhou was closed for 10 days and reopened on February 27. Starfield Hanam never closed. About 90 percent of tenants had reopened by the end of April. Today nearly all tenants are open following approval for cinemas to reopen in China on July 20th. Total mall tenant sales for the portfolio have recovered, as May and June sales volumes were near 2019 levels.

The company has taken several actions to enhance liquidity due to the disruption caused by the COVID-19 pandemic. U.S. planned capital expenditures for the year have been lowered by $100 million to $110 million, at our beneficial interest, which represents an approximately 50 percent reduction from the original budgeted amount. In Asia, the only material capital spending is related to the completion of Starfield Anseong, which is being funded by a construction loan.

Operating expenses for the year are expected to be reduced by about $10 million, at our beneficial interest. In addition, the company did not declare a second quarter dividend on its common stock, preserving approximately $60 million of additional cash.

These cash preservation initiatives, together with the cash on hand, borrowing capacity under our lines of credit, and proceeds from the Starfield Hanam refinancing are expected to provide sufficient liquidity for the company’s near-term operations.

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Investor Conference Call

Due to the pending transaction with Simon Property Group, which is currently the subject of litigation, the company will not host a conference call to review the second quarter 2020 financial results.

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,”, “we”, “us”, “our”, “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements.

Forward-looking statements involve significant known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the COVID-19 pandemic and related challenges, risks and uncertainties which have had, and may continue to have, direct and indirect adverse impacts on the general economy, retail environment, tenants, customers, and employees, as well as center and tenant operations (including the ability to remain open) and operating procedures, occupancy, anchor and mall tenant sales, sales-based rent, rent collection, leasing and negotiated rents, center development and redevelopment activities and the fair value of assets (increasing the likelihood of future impairment charges); future economic performance, including stabilization and recovery from the impact of the COVID-19 pandemic; savings due to cost-cutting measures; payments of dividends and the sufficiency of cash to meet operational needs; changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior, including accelerated trends resulting from the COVID-19 pandemic; the liquidity of real estate investments; Taubman’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact Taubman’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining Taubman’s status as a real estate investment trust;

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changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; changes in global, national, regional and/or local economic and geopolitical climates; the outcome of any litigation between Taubman and Simon Property Group, Inc. (“Simon”) related to the proposed transactions between Taubman and Simon, including the litigation in the State of Michigan Circuit Court for the Sixth Judicial Circuit (Oakland County); the outcome of any shareholder litigation related to the proposed transactions, and insurance coverage for liabilities of Taubman or its directors, if any, thereunder; the inability to complete the proposed transactions due to the failure to satisfy any conditions to completion of the proposed transactions; the risk that a condition to closing of the transaction may not be satisfied; Simon’s and Taubman’s ability to consummate the transaction; the possibility that the anticipated benefits from the transaction will not be fully realized; the ability of Taubman to retain key personnel and maintain relationships with business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industry in which Taubman operates, as detailed from time to time in Taubman’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in Taubman’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, and subsequent reports filed with the Securities and Exchange Commission. Taubman cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, shareholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Taubman or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication or the date otherwise specified herein. Taubman does not undertake any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

CONTACTS:
Erik Wright, Taubman, Manager, Investor Relations, 248-258-7390
ewright@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended June 30, 2020 and 2019
(in thousands of dollars, except as indicated)	Three Months Ended		Year to Date
	2020	2019	2020	2019
Net income (loss)	(41,795)	16,877	(5,311)	46,615
Noncontrolling share of income of consolidated joint ventures	(300)	(832)	(1,323)	(2,261)
Noncontrolling share of (income) loss of TRG	13,811	(3,408)	4,601	(10,209)
Distributions to participating securities of TRG		(593)	(595)	(1,220)
Preferred stock dividends	(5,785)	(5,785)	(11,569)	(11,569)
Net income (loss) attributable to Taubman Centers, Inc. common shareowners	(34,069)	6,259	(14,197)	21,356
Net income (loss) per common share - basic	(0.55)	0.10	(0.23)	0.35
Net income (loss) per common share - diluted	(0.55)	0.10	(0.23)	0.35
Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	25,963	68,790	95,921	150,083
Funds from Operations attributable to TCO's common shareowners (1)	18,213	48,018	67,090	105,797
Funds from Operations per common share - basic (1)	0.30	0.78	1.09	1.73
Funds from Operations per common share - diluted (1)	0.29	0.78	1.08	1.71
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)	36,558	82,940	114,902	165,512
Adjusted Funds from Operations attributable to TCO's common shareowners (1)	25,653	57,896	80,389	116,584
Adjusted Funds from Operations per common share - basic (1)	0.42	0.95	1.31	1.91
Adjusted Funds from Operations per common share - diluted (1)	0.41	0.94	1.29	1.88
Weighted average number of common shares outstanding - basic	61,590,226	61,171,614	61,419,931	61,147,947
Weighted average number of common shares outstanding - diluted	61,590,226	61,339,925	61,419,931	61,354,428
Common shares outstanding at end of period	61,615,362	61,208,580
Weighted average units - Operating Partnership - basic	87,707,362	87,633,194	87,687,555	86,820,900
Weighted average units - Operating Partnership - diluted	88,783,724	88,672,767	88,773,594	87,898,643
Units outstanding at end of period - Operating Partnership	87,712,025	87,639,296
Ownership percentage of the Operating Partnership at end of period	70.2%	69.8%	70.0%	70.4%
Number of owned shopping centers at end of period	24	24
Operating Statistics:
NOI at 100% - comparable centers - growth % (1)(2)	(24.0)%	2.4%	(13.2)%	(0.7)%
NOI at 100% - comparable centers including lease cancellation income at constant currency - growth % (1)	(23.4)%		(12.6)%
NOI at 100% - comparable centers excluding lease cancellation income - growth % (1)(2)	(24.7)%	0.3%	(13.8)%	1.3%
NOI at 100% - comparable centers excluding lease cancellation income at constant currency - growth % (1)(2)	(24.1)%	1.4%	(13.2)%	2.2%
Beneficial interest in NOI - comparable centers including lease cancellation income - growth % (1)	(24.8)%		(12.7)%
Beneficial interest in NOI - comparable centers including lease cancellation income at constant currency - growth % (1)	(24.6)%		(12.5)%
Beneficial interest in NOI - comparable centers excluding lease cancellation income - growth % (1)	(25.5)%		(13.4)%
Beneficial interest in NOI - comparable centers excluding lease cancellation income at constant currency - growth % (1)	(25.3)%		(13.3)%
Beneficial interest in NOI - total portfolio excluding lease cancellation income - growth % (1)(2)	(30.8)%	4.6%	(17.2)%	5.1%
Average rent per square foot - U.S. Consolidated Businesses (3)	69.77	71.75	70.03	71.31
Average rent per square foot - U.S. UJVs (3)	50.75	56.41	52.08	55.97
Average rent per square foot - Combined U.S. centers (3)	60.35	64.13	61.14	63.67
Average rent per square foot growth % - U.S. comparable centers (3)	(5.9)%		(4.0)%
Ending occupancy - all U.S. centers	89.8%	91.0%
Ending occupancy - U.S. comparable centers (3)	91.5%	91.8%
Leased space - all U.S. centers	91.9%	94.0%
Leased space - U.S. comparable centers (3)	93.8%	94.9%
Mall tenant sales - all U.S. centers (4)	415,944	1,574,512	1,751,227	3,205,891
Mall tenant sales - U.S. comparable centers (3)(4)	357,246	1,374,140	1,530,574	2,887,608
			12-Months Trailing
Operating Statistics:			2020	2019
Mall tenant sales - all U.S. centers (4)			5,460,510	6,519,819
Mall tenant sales - U.S. comparable centers (3)(4)			4,773,841	5,914,845
Sales per square foot - U.S. comparable centers (3)(4)			866	956
All U.S. centers (4):
Mall tenant occupancy costs as a percentage of tenant sales - U.S. Consolidated Businesses			17.2%	13.5%
Mall tenant occupancy costs as a percentage of tenant sales - U.S. UJVs			14.0%	11.9%
Mall tenant occupancy costs as a percentage of tenant sales - Combined U.S. centers			15.7%	12.7%
U.S. comparable centers (3)(4):
Mall tenant occupancy costs as a percentage of tenant sales - U.S. Consolidated Businesses			16.7%	13.1%
Mall tenant occupancy costs as a percentage of tenant sales - U.S. UJVs			13.9%	11.8%
Mall tenant occupancy costs as a percentage of tenant sales - Combined U.S. centers			15.4%	12.5%
(1) See 'Use of Non-GAAP Financial Measures' for the definition and use of EBITDA, NOI, and FFO.
(2) Statistics exclude non-comparable centers as defined in the respective periods and have not been subsequently restated for changes in the pools of comparable centers.
(3) Statistics exclude non-comparable centers for all periods presented. The June 30, 2019 statistics have been restated to include comparable centers to 2020.
(4) Based on reports of sales furnished by mall tenants. Sales per square foot exclude spaces greater than or equal to 10,000 square feet.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended June 30, 2020 and 2019
(in thousands of dollars)
	2020		2019
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Rental revenues	112,218	110,596	147,006	142,097
Overage rents	749	3,120	1,713	5,164
Management, leasing, and development services	824		892
Other	4,744	6,234	11,993	6,660
Total revenues	118,535	119,950	161,604	153,921

EXPENSES:
Maintenance, taxes, utilities, and promotion	34,511	44,133	39,182	46,179
Other operating	12,792	5,800	21,232	6,853
Management, leasing, and development services	659		491
General and administrative	7,523		8,554
Restructuring charges			84
Simon Property Group, Inc. transaction costs	9,060
Costs associated with shareholder activism			12,000
Interest expense	33,353	34,517	38,010	35,685
Depreciation and amortization	61,838	33,601	44,259	35,622
Total expenses	159,736	118,051	163,812	124,339

Nonoperating income (expense)	(910)	487	6,627	923
	(42,111)	2,386	4,419	30,505
Income tax benefit (expense)	248	(1,289)	(2,364)	(2,461)
Equity in income (loss) of UJVs	(712)		14,822
Gains on partial dispositions of ownership interests in UJVs, net of tax	363
Gains on remeasurements of ownership interests in UJVs	417

Net income (loss)	(41,795)	1,097	16,877	28,044
Net income/loss attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(300)		(832)
Noncontrolling share of (income) loss of TRG	13,811		(3,408)
Distributions to participating securities of TRG			(593)
Preferred stock dividends	(5,785)		(5,785)
Net income (loss) attributable to Taubman Centers, Inc. common shareholders	(34,069)		6,259

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	53,860	70,504	86,688	101,812
EBITDA - outside partners' share	(4,931)	(39,531)	(6,113)	(49,119)
Beneficial interest in EBITDA	48,929	30,973	80,575	52,693
Gain on insurance recoveries - The Mall of San Juan			(1,418)
Gains on partial dispositions of ownership interests in UJVs	(363)
Gains on remeasurements of ownership interests in UJVs	(417)
Beneficial interest expense	(30,605)	(15,945)	(34,981)	(18,005)
Beneficial income tax benefit (expense) - TRG and TCO	248	(104)	(2,225)	(912)
Beneficial income tax expense - TCO	19
Non-real estate depreciation	(987)		(1,152)
Preferred dividends and distributions	(5,785)		(5,785)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	11,039	14,924	35,014	33,776

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenues, recoveries, and ground rent expense at TRG%	(3,668)	(441)	917	437
Country Club Plaza purchase accounting adjustments - rental revenues at TRG%		32		84
The Mall at Green Hills purchase accounting adjustments - rental revenues	8		13
The Gardens Mall purchase accounting adjustments - rental revenues at TRG%		(355)		(177)
The Gardens Mall purchase accounting adjustments - interest expense at TRG%		(528)		(528)

(1) With the exception of the Supplemental Information, amounts include 100% of the UJVs. Amounts are net of intercompany transactions. The UJVs are presented at 100% in order to allow for measurement of their performance as a whole, without regard to our ownership interest.

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TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Six Months Ended June 30, 2020 and 2019
(in thousands of dollars)
	2020		2019
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Rental revenues	254,876	245,538	291,295	271,653
Overage rents	4,966	8,746	4,854	11,543
Management, leasing, and development services	1,390		2,108
Other	16,762	13,363	23,555	13,366
Total revenues	277,994	267,647	321,812	296,562

EXPENSES:
Maintenance, taxes, utilities, and promotion	73,262	88,966	77,720	87,139
Other operating	30,934	13,301	40,457	12,374
Management, leasing, and development services	1,152		1,022
General and administrative	15,539		17,130
Restructuring charges	362		709
Simon Property Group, Inc. transaction costs	15,445
Costs associated with shareholder activism			16,000
Interest expense	68,202	69,174	74,895	68,183
Depreciation and amortization	113,534	67,863	89,215	69,312
Total expenses	318,430	239,304	317,148	237,008

Nonoperating income (expense)	(362)	824	15,360	1,324
	(40,798)	29,167	20,024	60,878
Income tax expense	(508)	(3,228)	(2,903)	(4,369)
Equity in income of UJVs	10,572		29,494
Gains on partial dispositions of ownership interests in UJVs, net of tax	11,277
Gains on remeasurements of ownership interests in UJVs	14,146

Net income (loss)	(5,311)	25,939	46,615	56,509
Net income/loss attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,323)		(2,261)
Noncontrolling share of (income) loss of TRG	4,601		(10,209)
Distributions to participating securities of TRG	(595)		(1,220)
Preferred stock dividends	(11,569)		(11,569)
Net income (loss) attributable to Taubman Centers, Inc. common shareholders	(14,197)		21,356

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	167,843	166,204	184,134	198,373
EBITDA - outside partners' share	(10,722)	(90,810)	(12,852)	(96,263)
Beneficial interest in EBITDA	157,121	75,394	171,282	102,110
Gain on insurance recoveries - The Mall of San Juan			(1,418)
Gains on partial dispositions of ownership interests in UJVs	(12,759)
Gains on remeasurements of ownership interests in UJVs	(14,146)
Beneficial interest expense	(62,658)	(32,360)	(68,841)	(34,781)
Beneficial income tax expense - TRG and TCO	(508)	(429)	(2,714)	(1,689)
Beneficial income tax expense - TCO	19
Non-real estate depreciation	(2,184)		(2,297)
Preferred dividends and distributions	(11,569)		(11,569)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	53,316	42,605	84,443	65,640

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenues, recoveries, and ground rent expense at TRG%	(2,928)	(554)	2,715	603
Country Club Plaza purchase accounting adjustments - rental revenues at TRG%		111		196
The Mall at Green Hills purchase accounting adjustments - rental revenues	19		48
The Gardens Mall purchase accounting adjustments - rental revenues at TRG%		(641)		(177)
The Gardens Mall purchase accounting adjustments - interest expense at TRG%		(1,056)		(528)

(1) With the exception of the Supplemental Information, amounts include 100% of the UJVs. Amounts are net of intercompany transactions. The UJVs are presented at 100% in order to allow for measurement of their performance as a whole, without regard to our ownership interest.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Use of Non-GAAP Financial Measures

In this press release, the terms "we", "us", and "our" refer to Taubman Centers, Inc. (TCO), The Taubman Realty Group Limited Partnership (TRG), and/or TRG's subsidiaries as the context may require.

We use certain non-GAAP operating measures, including EBITDA, beneficial interest in EBITDA, Net Operating Income (NOI), beneficial interest in NOI, and Funds from Operations (FFO). These measures are reconciled to the most comparable GAAP measures. Additional information as to the use of these measures are as follows.

EBITDA represents earnings (loss) before interest, income taxes, and depreciation and amortization of our consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents our share of the earnings (loss) before interest, income taxes, and depreciation and amortization of our consolidated and unconsolidated businesses. We believe EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

We use NOI as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases, and in formulating corporate goals and compensation. We define NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, property taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Beneficial interest in NOI represents our share of NOI (as previously defined) of our consolidated and unconsolidated businesses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. We also use NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. We generally provide separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity. In addition, The Mall of San Juan has been excluded from comparable center statistics as a result of Hurricane Maria given that the center's performance has been and is expected to continue to be materially impacted for the foreseeable future. Stamford Town Center has also been excluded from comparable center statistics as the center is currently being marketed for sale.We also use NOI excluding lease cancellation income using constant currency exchange rates as an alternative measure because exchange rates may vary significantly from period to period, which can affect comparability and trend analysis.

The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (loss) (calculated in accordance with Generally Accepted Accounting Principles (GAAP)), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We believe that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, we and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. We primarily use FFO in measuring performance and in formulating corporate goals and compensation.

We may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. We believe the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. The following table summarizes adjustments to FFO and EBITDA for the three and six months ended June 30, 2020 and 2019:

	FFO				EBITDA
	Three Months Ended		Year to Date		Three Months Ended		Year to Date
	2020	2019	2020	2019	2020	2019	2020	2019
Simon Property Group, Inc. transaction costs	•		•		•		•
Costs associated with shareholder activism		•		•		•		•
Restructuring charges		•	•	•		•	•	•
Costs related to Blackstone transactions		•	•	•		•		•
Taubman Asia President transition costs			•				•
Promote fee adjustment - Starfield Hanam			•				•
Fluctuation in fair value of equity securities	•		•	•	•		•	•
Gains on partial dispositions of ownership interests in UJVs					•		•
Gains on remeasurements of ownership interests in UJVs					•		•
Gain on insurance recoveries - The Mall of San Juan						•		•
These non-GAAP measures as presented by us are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income (loss) or as an indicator of our operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

We also provide our beneficial interest in certain financial information of our UJVs. This beneficial information is derived as our ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving our beneficial interest in this manner may not accurately depict the legal and economic implications of holding a noncontrolling interest in the investee.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income (Loss) Attributable to Taubman Centers, Inc. Common Shareholders to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended June 30, 2020 and 2019
(in thousands of dollars except as noted; may not add or recalculate due to rounding)
	2020			2019
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income (loss) attributable to TCO common shareholders - basic	(34,069)	61,590,226	(0.55)	6,259	61,171,614	0.10
Add impact of share-based compensation				7	168,311
Net income (loss) attributable to TCO common shareholders - diluted	(34,069)	61,590,226	(0.55)	6,266	61,339,925	0.10
Add TCO's additional income tax expense	19		—
Add depreciation of TCO's additional basis	1,481		0.02	1,617		0.03
Net income (loss) attributable to TCO common shareholders, excluding step-up depreciation and additional income tax expense	(32,569)	61,590,226	(0.53)	7,883	61,339,925	0.13
Add noncontrolling share of income (loss) of TRG	(13,811)	26,322,236		3,408	26,461,580
Add distributions to participating securities of TRG		871,262		593	871,262
Net income (loss) attributable to partnership unitholders and participating securities of TRG	(46,380)	88,783,724	(0.52)	11,884	88,672,767	0.13
Add (less) depreciation and amortization:
Consolidated businesses at 100%	61,838		0.70	44,259		0.50
Depreciation of TCO's additional basis	(1,481)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,883)		(0.02)	(2,113)		(0.02)
Share of UJVs	15,636		0.18	18,954		0.21
Non-real estate depreciation	(987)		(0.01)	(1,152)		(0.01)
Less gain on insurance recoveries - The Mall of San Juan				(1,418)		(0.02)
Less gains on partial dispositions of ownership interests in UJVs	(363)		—
Less gains on remeasurements of ownership interests in UJVs	(417)		—
Less impact of share-based compensation				(7)		—
Funds from Operations attributable to partnership unitholders and participating securities of TRG	25,963	88,783,724	0.29	68,790	88,672,767	0.78
TCO's average ownership percentage of TRG - basic (1)	70.2%			69.8%
Funds from Operations attributable to TCO's common shareholders, excluding additional income tax expense	18,232		0.29	48,018		0.78
Less TCO's additional income tax expense	(19)		—
Funds from Operations attributable to TCO's common shareholders (1)	18,213		0.29	48,018		0.78

Funds from Operations attributable to partnership unitholders and participating securities of TRG	25,963	88,783,724	0.29	68,790	88,672,767	0.78
Simon Property Group, Inc. transaction costs	9,060		0.10
Costs associated with shareholder activism				12,000		0.14
Restructuring charges				84		—
Costs related to Blackstone transactions (2)				2,066		0.02
Fluctuation in fair value of equity securities	1,535		0.02
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	36,558	88,783,724	0.41	82,940	88,672,767	0.94
TCO's average ownership percentage of TRG - basic (3)	70.2%			69.8%
Adjusted Funds from Operations attributable to TCO's common shareowners, excluding additional income tax expense	25,672		0.41	57,896		0.94
Less TCO's additional income tax expense	(19)		—
Adjusted Funds from Operations attributable to TCO's common shareowners (3)	25,653		0.41	57,896		0.94

(1) For the three months ended June 30, 2020, Funds from Operations attributable to TCO's common shareholders was $17,992 using TCO's diluted average ownership percentage of TRG of 69.4%. For the three months ended June 30, 2019, Funds from Operations attributable to TCO's common shareholders was $47,455 using TCO's diluted average ownership percentage of TRG of 69.0%.

(2) For the three months ended June 30, 2019, includes $0.5 million of disposition costs and $1.6 million of deferred income tax expense related to the Blackstone transactions, which have been recorded within Nonoperating Income (Expense) and Income Tax Benefit (Expense), respectively, in our Statement of Operations and Comprehensive Income (Loss).

(3) For the three months ended June 30, 2020, Adjusted Funds from Operations attributable to TCO's common shareholders was $25,342 using TCO's diluted average ownership percentage of TRG of 69.4%. For the three months ended June 30, 2019, Adjusted Funds from Operations attributable to TCO's common shareholders was $57,217 using TCO's diluted average ownership percentage of TRG of 69.0%.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income (Loss) Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Six Months Ended June 30, 2020 and 2019
(in thousands of dollars except as noted; may not add or recalculate due to rounding)
	2020			2019
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income (loss) attributable to TCO common shareholders - basic	(14,197)	61,419,931	(0.23)	21,356	61,147,947	0.35
Add impact of share-based compensation				28	206,481
Net income (loss) attributable to TCO common shareholders - diluted	(14,197)	61,419,931	(0.23)	21,384	61,354,428	0.35
Add TCO's additional income tax expense	19		—
Add depreciation of TCO's additional basis	2,962		0.05	3,234		0.05
Net income (loss) attributable to TCO common shareholders, excluding step-up depreciation and additional income tax expense	(11,216)	61,419,931	(0.18)	24,618	61,354,428	0.40
Add noncontrolling share of income (loss) of TRG	(4,601)	26,482,401		10,209	25,672,953
Add distributions to participating securities of TRG	595	871,262		1,220	871,262
Net income (loss) attributable to partnership unitholders and participating securities of TRG	(15,222)	88,773,594	(0.17)	36,047	87,898,643	0.41
Add (less) depreciation and amortization:
Consolidated businesses at 100%	113,534		1.28	89,215		1.01
Depreciation of TCO's additional basis	(2,962)		(0.03)	(3,234)		(0.04)
Noncontrolling partners in consolidated joint ventures	(3,855)		(0.04)	(4,348)		(0.05)
Share of UJVs	32,033		0.36	36,146		0.41
Non-real estate depreciation	(2,184)		(0.01)	(2,297)		(0.03)
Less gain on insurance recoveries - The Mall of San Juan				(1,418)		(0.02)
Less gains on partial dispositions of ownership interests in UJVs, net of tax	(11,277)		(0.13)
Less gains on remeasurements of ownership interests in UJVs	(14,146)		(0.16)
Less impact of share-based compensation				(28)		—
Funds from Operations attributable to partnership unitholders and participating securities of TRG	95,921	88,773,594	1.08	150,083	87,898,643	1.71
TCO's average ownership percentage of TRG - basic (1)	70.0%			70.4%
Funds from Operations attributable to TCO's common shareholders, excluding additional income tax expense	67,109		1.08	105,797		1.71
Less TCO's additional income tax expense	(19)		—
Funds from Operations attributable to TCO's common shareholders (1)	67,090		1.08	105,797		1.71

Funds from Operations attributable to partnership unitholders and participating securities of TRG	95,921	88,773,594	1.08	150,083	87,898,643	1.71
Simon Property Group, Inc. transaction costs	15,445		0.17
Costs associated with shareholder activism				16,000		0.18
Restructuring charges	362		—	709		0.01
Costs related to Blackstone transactions (2)	1,113		0.01	2,066		0.02
Taubman Asia President transition costs	244		—
Promote fee adjustment, net of tax - Starfield Hanam (3)	282		—
Fluctuation in fair value of equity securities	1,535		0.02	(3,346)		(0.04)
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	114,902	88,773,594	1.29	165,512	87,898,643	1.88
TCO's average ownership percentage of TRG - basic (4)	70.0%			70.4%
Funds from Operations attributable to TCO's common shareholders, excluding additional income tax expense	80,408		1.29	116,584		1.88
Less TCO's additional income tax expense	(19)		—
Funds from Operations attributable to TCO's common shareholders (1)	80,389		1.29	116,584		1.88

(1) For the six months ended June 30, 2020, Funds from Operations attributable to TCO's common shareholders was $66,265 using TCO's diluted average ownership percentage of TRG of 69.2%. For the six months ended June 30, 2019, Funds from Operations attributable to TCO's common shareholders was $104,474 using TCO's diluted average ownership percentage of TRG of 69.6%.

(2) For the six months ended June 30, 2020, includes $1.1 million of deferred income tax expense related to the Blackstone transactions, which has been recorded within Income Tax Benefit (Expense) in our Statement of Operations and Comprehensive Income (Loss). For the six months ended June 30, 2019, includes $0.5 million of disposition costs and $1.6 million of deferred income tax expense related to the Blackstone transactions, which have been recorded within Nonoperating Income (Expense) and Income Tax Benefit (Expense), respectively, in our Statement of Operations and Comprehensive Income (Loss).

(3) Includes a reduction of $0.3 million of promote fee income related to the previously recognized promote fee, net of tax, for Starfield Hanam, which have been recorded within Equity in Income of UJVs in our Statement of Operations and Comprehensive Income (Loss).

(4) For the six months ended June 30, 2020, Adjusted Funds from Operations attributable to TCO's common shareholders was $79,402 using TCO's diluted average ownership percentage of TRG of 69.2%. For the six months ended June 30, 2019, Adjusted Funds from Operations attributable to TCO's common shareholders was $115,133 using TCO's diluted average ownership percentage of TRG of 69.6%.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended June 30, 2020 and 2019
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)
	Three Months Ended		Year to Date
	2020	2019	2020	2019
Net income (loss)	(41,795)	16,877	(5,311)	46,615

Add (less) depreciation and amortization:
Consolidated businesses at 100%	61,838	44,259	113,534	89,215
Noncontrolling partners in consolidated joint ventures	(1,883)	(2,113)	(3,855)	(4,348)
Share of UJVs	15,636	18,954	32,033	36,146

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	33,353	38,010	68,202	74,895
Noncontrolling partners in consolidated joint ventures	(2,748)	(3,029)	(5,544)	(6,054)
Share of UJVs	15,945	18,005	32,360	34,781
Income tax expense (benefit):
Consolidated businesses at 100%	(248)	2,364	508	2,903
Noncontrolling partners in consolidated joint ventures		(139)		(189)
Share of UJVs	104	912	429	1,689
Share of income tax expense on dispositions of ownership interests			1,482

Less noncontrolling share of income of consolidated joint ventures	(300)	(832)	(1,323)	(2,261)

Beneficial interest in EBITDA	79,902	133,268	232,515	273,392

TCO's average ownership percentage of TRG - basic	70.2%	69.8%	70.0%	70.4%

Beneficial interest in EBITDA attributable to TCO	56,109	93,027	162,785	192,620

Beneficial interest in EBITDA	79,902	133,268	232,515	273,392

Add (less):
Simon Property Group, Inc. transaction costs	9,060		15,445
Costs associated with shareowner activism		12,000		16,000
Restructuring charges		84	362	709
Disposition costs related to Blackstone transactions		487		487
Taubman Asia President transition costs			244
Promote fee adjustment - Starfield Hanam			309
Fluctuation in fair value of equity securities	1,535		1,535	(3,346)
Gains on partial dispositions of ownership interests in UJVs	(363)		(12,759)
Gains on remeasurments of ownership interests in UJVs	(417)		(14,146)
Gain on insurance recoveries - The Mall of San Juan		(1,418)		(1,418)

Adjusted Beneficial interest in EBITDA	89,717	144,421	223,505	285,824

TCO's average ownership percentage of TRG - basic	70.2%	69.8%	70.0%	70.4%

Adjusted Beneficial interest in EBITDA attributable to TCO	63,001	100,812	156,519	201,314

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income (Loss) to Net Operating Income (NOI)
For the Three Months Ended June 30, 2020, 2019, and 2018
(in thousands of dollars)	Three Months Ended					Three Months Ended
	2020		2019		Growth %	2019		2018		Growth %
Net income (loss)	(41,795)		16,877			16,877		30,093
Add (less) depreciation and amortization:
Consolidated businesses at 100%	61,838		44,259			44,259		42,996
Noncontrolling partners in consolidated joint ventures	(1,883)		(2,113)			(2,113)		(1,717)
Share of UJVs	15,636		18,954			18,954		17,325
Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	33,353		38,010			38,010		33,023
Noncontrolling partners in consolidated joint ventures	(2,748)		(3,029)			(3,029)		(3,028)
Share of UJVs	15,945		18,005			18,005		17,263
Income tax expense (benefit):
Consolidated businesses at 100%	(248)		2,364			2,364		28
Noncontrolling partners in consolidated joint ventures			(139)			(139)		(33)
Share of UJVs	104		912			912		654
Less noncontrolling share of income of consolidated joint ventures	(300)		(832)			(832)		(1,480)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	4,931		6,113			6,113		6,258
EBITDA attributable to outside partners in UJVs	39,531		49,119			49,119		46,206
EBITDA at 100%	124,364		188,500			188,500		187,588
Add (less) items excluded from shopping center NOI:
General and administrative expenses	7,523		8,554			8,554		8,522
Management, leasing, and development services, net	(165)		(401)			(401)		(418)
Simon Property Group, Inc. transaction costs	9,060
Restructuring charges			84			84		(77)
Costs associated with shareholder activism			12,000			12,000		5,000
Straight-line of rents	4,097		(2,277)			(2,277)		(1,927)
Nonoperating (income) expense	423		(7,550)			(7,550)		(12,882)
Gain on partial disposition of ownership interest in UJV	(363)
Gain on remeasurement of ownership interest in UJV	(417)
Unallocated operating expenses and other	4,969		8,382			8,382		8,402
NOI at 100% - total portfolio	149,491		207,292			207,292		194,208
Less - NOI of non-comparable centers	(8,655)	(1)	(22,075)	(1)		(18,193)	(2)	(9,567)	(2)
NOI at 100% - comparable centers	140,836		185,217		(24.0)%	189,099		184,641		2.4%
Foreign currency exchange rate fluctuation adjustment	1,023
NOI at 100% - comparable centers including lease cancellation income at constant currency	141,859		185,217		(23.4)%

NOI at 100% - comparable centers	140,836		185,217			189,099		184,641
Less lease cancellation income - comparable centers	(5,041)		(4,954)			(5,946)		(2,060)
NOI at 100% - comparable centers excluding lease cancellation income	135,795		180,263		(24.7)%	183,153		182,581		0.3%
Foreign currency exchange rate fluctuation adjustment	1,023					2,017
NOI at 100% - comparable centers excluding lease cancellation income at constant currency	136,818		180,263		(24.1)%	185,170		182,581		1.4%

NOI at 100% - comparable centers	140,836		185,217
Less NOI of comparable centers attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs	(42,659)		(54,713)
Beneficial interest in NOI - comparable centers including lease cancellation income	98,177		130,504		(24.8)%
Beneficial interest in foreign currency exchange rate fluctuation adjustment	219
Beneficial interest in NOI - comparable centers including lease cancellation income at constant currency	98,396		130,504		(24.6)%

NOI at 100% - comparable centers excluding lease cancellation income	135,795		180,263
Less NOI of comparable centers excluding lease cancellation income attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs	(41,511)		(53,693)
Beneficial interest in NOI - comparable centers excluding lease cancellation income	94,284		126,570		(25.5)%
Beneficial interest in foreign currency exchange rate fluctuation adjustment	219
Beneficial interest in NOI - comparable centers excluding lease cancellation income at constant currency	94,503		126,570		(25.3)%

NOI at 100% - total portfolio	149,491		207,292			207,292		194,208
Less lease cancellation income - total portfolio	(5,290)		(7,431)			(7,431)		(2,060)
Less NOI attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs excluding lease cancellation income - total portfolio	(43,441)		(54,341)			(54,341)		(52,962)
Beneficial interest in NOI - total portfolio excluding lease cancellation income	100,760		145,520		(30.8)%	145,520		139,186		4.6%

(1) Includes Beverly Center, The Gardens Mall, The Mall of San Juan, Stamford Town Center, and Taubman Prestige Outlets Chesterfield.
(2) Includes Beverly Center, The Gardens Mall, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.

Taubman Centers/15

TAUBMAN CENTERS, INC.
Table 8 - Reconciliation of Net Income (Loss) to Net Operating Income (NOI)
For the Six Months Ended June 30, 2020, 2019, and 2018
(in thousands of dollars)	Year to Date					Year to Date
	2020		2019		Growth %	2019		2018		Growth %
Net income (loss)	(5,311)		46,615			46,615		64,689
Add (less) depreciation and amortization:
Consolidated businesses at 100%	113,534		89,215			89,215		78,018
Noncontrolling partners in consolidated joint ventures	(3,855)		(4,348)			(4,348)		(3,569)
Share of UJVs	32,033		36,146			36,146		34,380
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	68,202		74,895			74,895		63,846
Noncontrolling partners in consolidated joint ventures	(5,544)		(6,054)			(6,054)		(6,039)
Share of UJVs	32,360		34,781			34,781		34,014
Income tax expense:
Consolidated businesses at 100%	508		2,903			2,903		212
Noncontrolling partners in consolidated joint ventures			(189)			(189)		(83)
Share of UJVs	429		1,689			1,689		1,364
Share of income tax expense on disposition of ownership interests	1,482
Less noncontrolling share of income of consolidated joint ventures	(1,323)		(2,261)			(2,261)		(2,824)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	10,722		12,852			12,852		12,515
EBITDA attributable to outside partners in UJVs	90,810		96,263			96,263		97,233
EBITDA at 100%	334,047		382,507			382,507		373,756
Add (less) items excluded from shopping center NOI:
General and administrative expenses	15,539		17,130			17,130		17,015
Management, leasing, and development services, net	(238)		(1,086)			(1,086)		(910)
Simon Property Group, Inc. transaction costs	15,445
Restructuring charges	362		709			709		(423)
Costs associated with shareholder activism			16,000			16,000		8,500
Straight-line of rents	3,068		(5,184)			(5,184)		(7,414)
Nonoperating income, net	(462)		(16,684)			(16,684)		(6,086)
Gains on partial dispositions of ownership interests in UJVs	(12,759)
Gains on remeasurements of ownership interests in UJVs	(14,146)
Unallocated operating expenses and other	9,976		16,122			16,122		16,523
NOI at 100% - total portfolio	350,832		409,514			409,514		400,961
Less - NOI of non-comparable centers	(26,757)	(1)	(36,341)	(1)		(29,931)	(2)	(18,828)	(2)
NOI at 100% - comparable centers	324,075		373,173		(13.2)%	379,583		382,133		(0.7)%
Foreign currency exchange rate fluctuation adjustment	2,152
NOI at 100% - comparable centers including lease cancellation income at constant currency	326,227		373,173		(12.6)%

NOI at 100% - comparable centers	324,075		373,173			379,583		382,133
Less lease cancellation income - comparable centers	(7,095)		(5,443)			(6,435)		(13,744)
NOI at 100% - comparable centers excluding lease cancellation income	316,980		367,730		(13.8)%	373,148		368,389		1.3%
Foreign currency exchange rate fluctuation adjustment	2,152					3,370
NOI at 100% - comparable centers excluding lease cancellation income at constant currency	319,132		367,730		(13.2)%	376,518		368,389		2.2%

NOI at 100% - comparable centers	324,075		373,173
Less NOI of comparable centers attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs	(96,525)		(112,604)
Beneficial interest in NOI - comparable centers including lease cancellation income	227,550		260,569		(12.7)%
Beneficial interest in foreign currency exchange rate fluctuation adjustment	451
Beneficial interest in NOI - comparable centers including lease cancellation income at constant currency	228,001		260,569		(12.5)%

NOI at 100% - comparable centers excluding lease cancellation income	316,980	(1)	367,730	(1)
Less NOI of comparable centers excluding lease cancellation income attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs	(95,179)		(111,499)
Beneficial interest in NOI - comparable centers excluding lease cancellation income	221,801		256,231		(13.4)%
Beneficial interest in foreign currency exchange rate fluctuation adjustment	451
Beneficial interest in NOI - comparable centers excluding lease cancellation income at constant currency	222,252		256,231		(13.3)%

NOI at 100% - total portfolio	350,832		409,514			409,514		400,961
Less lease cancellation income - total portfolio	(7,742)		(8,000)			(8,000)		(15,845)
Less NOI attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs excluding lease cancellation income - total portfolio	(100,771)		(108,914)			(108,914)		(106,839)
Beneficial interest in NOI - total portfolio excluding lease cancellation income	242,319		292,600		(17.2)%	292,600		278,277		5.1%

(1) Includes Beverly Center, The Gardens Mall, The Mall of San Juan, Stamford Town Center, and Taubman Prestige Outlets Chesterfield.
(2) Includes Beverly Center, The Gardens Mall, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.

Taubman Centers/16

TAUBMAN CENTERS, INC.
Table 9 - Debt Summary
As of June 30, 2020
(in millions of dollars, amounts may not add due to rounding)
	Ownership %	Amortizing (A)/		Maturity		100%		Beneficial Interest		Effective Rate		LIBOR Rate
Consolidated Fixed Rate Debt:	(if not 100%)	Interest Only (I)		Date		6/30/2020		6/30/2020	(a)	6/30/2020	(b)	Spread
Cherry Creek Shopping Center	50.00%	I		6/1/2028		550.0		275.0		3.85%
City Creek Center		A		8/1/2023		74.5		74.5		4.37%
Great Lakes Crossing Outlets		A		1/6/2023		190.9		190.9		3.60%
The Mall at Short Hills		I		10/1/2027		1,000.0		1,000.0		3.48%
Twelve Oaks Mall		A		3/6/2028		290.0		290.0		4.85%
						2,105.4		1,830.4
						3.81%		3.80%
Consolidated Floating Rate Debt:
The Mall at Green Hills		I		12/1/2020	(c)	150.0		150.0		1.62%	(c)	1.45%	(c)
International Market Place	93.50%	I		8/9/2021	(d)	250.0		233.8		2.32%		2.15%	(d)
TRG $65M Revolving Credit Facility		I		4/24/2021		0.0	(e)	0.0		1.56%	(e)	1.40%
TRG $1.1B Revolving Credit Facility		I		2/1/2024	(f)	845.0		845.0		1.55%	(f)	1.38%	(f)
						1,245.0		1,228.8
						1.71%		1.70%
Consolidated Floating Rate Debt Swapped to Fixed:
TRG $275M Term Loan		I		2/1/2025		275.0		275.0		3.69%	(g)	1.55%	(g)
TRG $250M Term Loan		I		3/31/2023		250.0		250.0		4.62%	(h)	1.60%	(h)
TRG $1.1B Revolving Credit Facility (portion swapped)		I		2/1/2024	(f)	25.0		25.0		3.51%	(f)	1.38%	(f)
U.S. Headquarters		I		3/1/2024		12.0		12.0		3.49%	(i)
						562.0		562.0
						4.09%		4.09%

Total Consolidated Deferred Financing Costs, Net						(11.4)		(10.9)

Total Consolidated						3,900.9		3,610.2
Weighted Rate (excluding deferred financing costs)						3.18%		3.13%

Joint Ventures Fixed Rate Debt:
CityOn.Xi'an	25.00%	A		3/14/2029		152.0	(j)	38.0		6.00%
CityOn.Zhengzhou	24.50%	A		3/22/2032		73.5	(k)	18.0		5.60%	(k)
Country Club Plaza	50.00%	A	(l)	4/1/2026		313.7		156.9		3.85%
Fair Oaks Mall	50.00%	A		5/10/2023		252.7		126.4		5.32%
The Gardens Mall	48.50%	I - until 8/15/2021	(m)	7/15/2025	(m)	195.0		105.3	(m)	4.09%	(m)
International Plaza	50.10%	A		12/1/2021		294.7		147.6		4.85%
The Mall at Millenia	50.00%	I		10/15/2024		350.0		175.0		4.00%
The Mall at Millenia	50.00%	I		10/15/2024		100.0		50.0		3.75%
Starfield Anseong	49.00%	I		2/28/2025		129.9	(n)	63.7		2.22%	(n)
Starfield Hanam	17.15%	I		11/25/2020		257.4	(o)	44.1		2.58%	(o)
Sunvalley	50.00%	A		9/1/2022		163.0		81.5		4.44%
Taubman Land Associates	50.00%	A		11/1/2022		20.4		10.2		3.84%
The Mall at University Town Center	50.00%	I - until 12/1/2022		11/1/2026		280.0		140.0		3.40%
Waterside Shops	50.00%	I	(p)	4/15/2026		165.0		82.5		3.86%
Westfarms	78.94%	A		7/1/2022		272.0		214.7		4.50%
						3,019.4		1,453.9
						4.12%		4.17%
Joint Venture Floating Rate Debt Swapped to Fixed:
International Plaza	50.10%	A		12/1/2021		156.7		78.5		3.58%	(q)
Starfield Hanam	17.15%	I		11/8/2020		52.1	(r)	8.9		3.12%	(r)
						208.8		87.5
						3.46%		3.53%

Total Joint Venture Deferred Financing Costs, Net						(7.7)		(3.7)

Total Joint Venture						3,220.5		1,537.7
Weighted Rate (excluding deferred financing costs)						4.08%		4.13%

TRG Beneficial Interest Totals:
Fixed Rate Debt						5,124.8		3,284.3
						3.99%		3.96%
Floating Rate Debt						1,245.0		1,228.8
						1.71%		1.70%
Floating Rate Debt Swapped to Fixed						770.8		649.5
						3.92%		4.01%

Total Deferred Financing Costs, Net						(19.1)		(14.6)

Total						7,121.5		5,147.9
Weighted Rate (excluding deferred financing costs)						3.59%		3.43%

Weighted Average Maturity Fixed Debt				5.8
Weighted Average Maturity Total Debt				5.0

Taubman Centers/17

TAUBMAN CENTERS, INC.
Table 9 - Debt Summary (continued)
As of June 30, 2020
(in millions of dollars, amounts may not add due to rounding)
Beneficial Share of Principal Amortization and Debt Maturities
Year	Fixed Rate Debt (s)	Weighted Rate	Floating Rate Debt	Weighted Rate	Floating Swapped to Fixed (t)	Weighted Rate (t)	Total Deferred Financing Costs, Net	Total Debt	Weighted Rate
2020	60.4	3.09%	150.0	1.62%	9.9	3.16%	(1.9)	218.4	2.09%
2021	176.5	4.78%	233.8	2.32%	77.6	3.58%	(3.1)	484.7	3.41%
2022	318.1	4.46%					(2.6)	315.5	4.46%
2023	386.5	4.32%			250.0	4.62%	(2.1)	634.4	4.44%
2024	245.5	4.00%	845.0	1.55%	37.0	3.50%	(1.9)	1,125.6	2.15%
2025	174.9	3.49%			275.0	3.69%	(1.2)	448.7	3.61%
2026	366.1	3.75%					(1.0)	365.1	3.75%
2027	1,014.9	3.51%					(0.7)	1,014.2	3.51%
2028	530.6	4.35%						530.6	4.35%
2029	5.2	5.84%						5.2	5.84%
2030	2.2	5.60%						2.2	5.60%
2031	2.3	5.60%						2.3	5.60%
2032	1.1	5.60%						1.1	5.60%
	3,284.3	3.96%	1,228.8	1.70%	649.5	4.01%	(14.6)	5,147.9	3.43%

Unencumbered Assets
Center			Location		Ownership %
Consolidated Businesses:
Beverly Center			Los Angeles, CA		100%
Dolphin Mall			Miami, FL		100%
The Gardens on El Paseo			Palm Desert, CA		100%
The Mall of San Juan			San Juan, PR		95%
Unconsolidated Joint Ventures:
Stamford Town Center			Stamford, CT		50%

(a)	All debt is secured and non-recourse to TRG unless otherwise indicated.
(b)
Includes the impact of interest rate swaps that qualify for hedge accounting, if any, but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt or interest rate cap premiums, if any.

(c)
Through December 2020, the LIBOR rate is capped at 3.00%, resulting in a maximum interest rate of 4.45%. In August 2020, we extended the loan to December 2021 and commencing in December 2020, the interest rate will be a variable rate equal to the greater of LIBOR + 2.75% or 3.25%.

(d)
The $250 million loan bears interest at LIBOR + 2.15% and decreases to LIBOR + 1.85% upon achieving certain performance measures. Two, one-year extension options are available. TRG has provided an unconditional guarantee of 100% of the principal balance and all accrued but unpaid interest during the term of the loan.

(e)
Rate floats daily at LIBOR plus spread. Letters of credit totaling $9.8 million are also outstanding on facility. The facility is recourse to TRG and secured by an indirect interest in 40% of The Mall at Short Hills.

(f)
The unsecured facility bears interest at a range of LIBOR + 1.05% to 1.60% with a facility fee ranging from 0.20% to 0.25% based on our total leverage ratio. Two, six-month extension options are available. The LIBOR rate is swapped to a fixed rate of 2.14% until February 2022 on $25 million of the $1.1 billion TRG revolving credit facility. This results in an effective interest rate in the range of 3.19% to 3.74% until February 2022 on $25 million of the credit facility balance. In August 2020, we entered into amendments to waive all of our existing financial covenants related to our primary unsecured revolving line of credit, $275 million unsecured term loan, and $250 million unsecured term loan for the quarter ending September 30, 2020 through and including the quarter ending June 30, 2021. Through the covenant compliance date, our primary unsecured revolving line of credit will bear interest at the maximum total leverage ratio level of LIBOR, subject to a 0.5% floor on the unhedged balance, plus 1.60% with a 0.25% facility fee.

(g)
The $275 million unsecured term loan bears interest at a range of LIBOR + 1.15% to 1.80% based on our total leverage ratio. The LIBOR rate is swapped to a fixed rate of 2.14% until February 2022, which results in an effective interest rate in the range of 3.29% to 3.94% until February 2022. In August 2020, we entered into amendments to waive all of our existing financial covenants related to our primary unsecured revolving line of credit, $275 million unsecured term loan, and $250 million unsecured term loan for the quarter ending September 30, 2020 through and including the quarter ending June 30, 2021. Through the covenant compliance date, our $275 million unsecured term loan will bear interest at the maximum total leverage ratio level of LIBOR plus 1.80%.

(h)
The $250 million unsecured term loan bears interest at a range of LIBOR + 1.25% to 1.90% based on our total leverage ratio. Through the term of the loan, the LIBOR rate is swapped to a fixed rate of 3.02% which results in an effective interest rate in the range of 4.27% to 4.92%. In August 2020, we entered into amendments to waive all of our existing financial covenants related to our primary unsecured revolving line of credit, $275 million unsecured term loan, and $250 million unsecured term loan for the quarter ending September 30, 2020 through and including the quarter ending June 30, 2021. Through the covenant compliance date, our $250 million unsecured term loan will bear interest at the maximum total leverage ratio level of LIBOR plus 1.90%.

(i)	Debt is swapped to an effective rate of 3.49% until maturity.
(j)	1.2 billion Renminbi (RMB) ($169.8 million USD equivalent at June 30, 2020) non-recourse facility.
(k)
1.2 billion RMB ($169.8 million USD equivalent at June 30, 2020) non-recourse facility. The loan bears interest at the 5 year China RMB Loan Prime Rate plus 0.85% and is fixed upon each draw. No draws are allowed after October 16, 2020.

(l)
In May 2020, Country Club Plaza entered into a forbearance agreement which deferred principal amortization for the period June through August 2020. This deferred amortization will be repaid September through December 2020.

(m)
Beneficial interest in debt includes $10.7 million of purchase accounting premium from acquisition of The Gardens Mall which reduces the stated rate on the debt of 6.8% to an average effective rate of 4.2% on total beneficial interest in debt over the remaining term of the loan. The effective rate for the current quarter differs from the average over the remaining term of the loan due to differences in amortization methods. The lender has the option to declare the loan due and payable if the net income available for debt service as defined in the loan agreement is less than a certain amount for calendar years 2020 through 2022. In June 2020, The Gardens Mall entered into a loan modification agreement which deferred interest payments for the period June through September 2020. This deferred interest will be repaid October 2020 through May 2021. In addition, the principal amortization that was originally scheduled to begin in August 2020 has been deferred to August 2021.

(n)
300 billion Korean Won (KRW) ($250.1 million USD equivalent at June 30, 2020) non-recourse construction facility which bears interest at the Korea Financial Investment Association (KOFIA) Five Year AAA Financial (Bank) Yield plus 0.76% and is fixed upon each draw. No draws are allowed after February 26, 2021.

(o)
520 billion KRW ($433.5 million USD equivalent at June 30, 2020) non-recourse construction facility which bears interest at the KOFIA Five Year Industrial Financial Debentures Yield plus 1.06% and was fixed upon each draw. A letter of credit totaling $53.2 million USD is outstanding on this facility as security for the Starfield Hanam USD loan. No draws were allowed after December 31, 2016.

(p)
The Waterside Shops loan is interest-only for the term of the loan. However, if net operating income available for debt service as defined in the loan agreement is less than a certain amount for calendar year 2020, the lender may require the loan to amortize based on a 30-year amortization period beginning May 2021. In May 2020, Waterside Shops entered into a loan modification agreement which deferred interest payments for the period May through September 2020. This deferred interest will be repaid October 2020 through May 2021.

(q)	Debt is swapped to an effective rate of 3.58% until maturity. TRG has provided a several guarantee of 50.1% of the swap obligations.
(r)
$52.1 million USD construction loan which bears interest at three-month LIBOR + 1.60%. The joint venture has entered into a cross-currency interest rate swap to hedge the foreign exchange and interest rate risk associated with this debt since the entity's functional currency is KRW and the loan is in USD. The LIBOR rate plus spread have been swapped until September 2020 to a fixed rate of 3.12%. The foreign exchange rate for the initial exchange, periodic interest payments and final exchange of proceeds has been fixed at 1162 USD-KRW. The loan is secured by a $53.2 million standby letter of credit drawn off the Starfield Hanam KRW construction facility. See footnote (o) above.

(s)	Principal amortization includes amortization of purchase accounting adjustments.
(t)
Represents principal amortization of floating rate debt swapped to fixed rate debt as of June 30, 2020. Note that not all of this debt may be swapped at these rates through maturity. See footnote (f), (g) and (h) above.

Taubman Centers/18

TAUBMAN CENTERS, INC.
Table 10 - Owned Centers
As of June 30, 2020
		Sq. Ft. of GLA/		Year Opened/	Year	Ownership
Center	Anchors	Mall GLA		Expanded	Acquired	%
Consolidated Businesses:
Beverly Center	Bloomingdale's, Macy's	846,000		1982		100%
Los Angeles, CA		522,000
Cherry Creek Shopping Center	Macy's, Neiman Marcus, Nordstrom	1,037,000		1990/1998/		50%
Denver, CO		634,000		2015
City Creek Center	Macy's, Nordstrom	623,000		2012		100%
Salt Lake City, UT		342,000
Dolphin Mall	Bass Pro Shops Outdoor World, Bloomingdale's Outlet, Burlington	1,434,000		2001/2007/		100%
Miami, FL	Coat Factory, Cobb Theatres, Dave & Buster's, Marshalls, Neiman	707,000		2015
	Marcus-Last Call, Polo Ralph Lauren Factory Store. Saks Off 5th
The Gardens on El Paseo	Saks Fifth Avenue	238,000		1998/2010	2011	100%
Palm Desert, CA		187,000
Great Lakes Crossing Outlets	AMC Theatres, Bass Pro Shops Outdoor World, Burlington Coat Factory,	1,355,000		1998		100%
Auburn Hills, MI	Legoland, Planet Fitness, Round 1 Bowling and Amusement,	533,000
(Detroit Metropolitan Area)	Sea Life, Nordstrom Rack
The Mall at Green Hills	Dillard's, Macy's, Nordstrom	984,000	(1)	1955/2011/	2011	100%
Nashville, TN		483,000		2019
International Market Place	Saks Fifth Avenue	340,000		2016		93.5%
Waikiki, Honolulu, HI		261,000
The Mall of San Juan	Nordstrom (2)	627,000	(3)	2015		95%
San Juan, PR		389,000
The Mall at Short Hills	Bloomingdale's, Macy's,	1,344,000		1980/1994/		100%
Short Hills, NJ	Neiman Marcus, Nordstrom	605,000		1995 /2011
Twelve Oaks Mall	JCPenney, Lord & Taylor (4), Macy's,	1,520,000	(5)	1977/1978/		100%
Novi, MI (Detroit Metropolitan Area)	Nordstrom	550,000		2007/2008
Total GLA		10,348,000
Total Mall GLA		5,213,000
TRG % of Total GLA		9,776,000
TRG % of Total Mall GLA		4,860,000
Unconsolidated Joint Ventures:
CityOn.Xi'an	Wangfujing	995,000		2016		25%
Xi'an, China		693,000
CityOn.Zhengzhou	G-Super, Wangfujing	919,000		2017		24.5%
Zhengzhou, China		621,000
Country Club Plaza	(6)	947,000	(7)	1922/1977/	2016	50%
Kansas City, MO		729,000		2000/2015
Fair Oaks Mall	JCPenney, Lord & Taylor (4), Macy's (two locations)	1,558,000	(8)	1980/1987/		50%
Fairfax, VA (Washington, DC Metropolitan Area)		562,000		1988/2000
The Gardens Mall	Bloomingdale's, Macy's, Nordstrom,	1,385,000		1988 / 2005	2019	48.5%
Palm Beach Gardens, FL	Saks Fifth Avenue, Sears	450,000
International Plaza	Dillard's, Life Time Athletic, Neiman Marcus, Nordstrom	1,252,000		2001/2015		50.1%
Tampa, FL		615,000
The Mall at Millenia	Bloomingdale’s, Macy's, Neiman Marcus	1,114,000		2002		50%
Orlando, FL		514,000
Stamford Town Center	Macy's, Saks Off 5th	761,000		1982/2007		50%
Stamford, CT		438,000
Starfield Hanam	PK Market, Shinsegae, Traders	1,709,000		2016		17.15%
Hanam, South Korea		978,000
Sunvalley	JCPenney, Macy's (two locations), Sears	1,324,000		1967/1981	2002	50%
Concord, CA (San Francisco Metropolitan Area)		485,000
The Mall at University Town Center	Dillard's, Macy's, Saks Fifth Avenue	863,000		2014		50%
Sarasota, FL		441,000
Waterside Shops	Nordstrom (2), Saks Fifth Avenue	342,000		1992/2006/	2003	50%
Naples, FL		202,000		2008
Westfarms	JCPenney, Lord & Taylor (4), Macy's (two locations), Nordstrom	1,266,000		1974/1983/		79%
West Hartford, CT		497,000		1997
Total GLA		14,435,000
Total Mall GLA		7,225,000
TRG % of Total GLA		6,521,000
TRG % of Total Mall GLA		3,098,000
Grand Total GLA		24,783,000
Grand Total Mall GLA		12,438,000
TRG % of Total GLA		16,297,000
TRG % of Total Mall GLA		7,958,000
(1)		GLA does not reflect the full total incremental GLA to be added in connection with the redevelopment project at the center.
(2)		In March 2020, Nordstrom closed as a result of the COVID-19 pandemic. Subsequently, Nordstrom reached an agreement to terminate its lease in September 2020.
(3)		GLA includes approximately 100,000 square feet of GLA related to the former Saks Fifth Avenue space, which closed in September 2017 and terminated its lease in August 2019.
(4)		In August 2020, Lord & Taylor filed for bankruptcy and announced plans to close stores at Twelve Oaks Mall, Fair Oaks Mall, and Westfarms following liquidation sales.
(5)		GLA includes approximately 228,000 square feet of GLA related to the former Sears space, which closed in March 2019.
(6)		In 2018, Nordstrom announced plans to relocate to a 116,000-square-foot store at the center opening in 2021.
(7)		GLA includes 218,000 square feet of office property.
(8)		GLA includes approximately 210,000 square feet of GLA related to the former Sears space, which closed in November 2018 and is now partially occupied.

Taubman Centers/19

TAUBMAN CENTERS, INC.
Table 11 - Anchors in Owned Portfolio
As of June 30, 2020
	Number
Name	of Stores		GLA	% of GLA
Macy's
Bloomingdale's (1)	4		850
Macy's	13		2,803
Macy's Men's Store/Furniture Gallery	3		489
		20	4,142	18.8%
Nordstrom (2)		10	1,446	6.6%
Hudson's Bay Company
Lord & Taylor (3)	3		392
Saks Fifth Avenue	5		381
Saks Off 5th (4)	1		78
		9	851	3.9%
JCPenney		4	745	3.4%
Dillard's		3	596	2.7%
Wangfujing		2	565	2.6%
Shinsegae
PK Market	1		63
Shinsegae	1		484
		2	547	2.5%
Neiman Marcus (5)		4	402	1.8%
Sears		2	390	1.8%
Traders		1	183	0.8%
Life Time Athletic		1	56	0.3%
G-Super		1	36	0.2%
Total		59	9,959	45.3%	(6)

(1)			Excludes one Bloomingdale's Outlet store at a value center.
(2)
In March 2020, Nordstrom closed their stores at The Mall of San Juan and Waterside Shops as a result of the COVID-19 pandemic. Subsequently, Nordstrom reached an agreement to terminate its leases at these two centers in September 2020.

(3)			In August 2020, Lord & Taylor filed for bankruptcy and announced plans to close its three stores in our portfolio at Twelve Oaks Mall, Fair Oaks Mall, and Westfarms following liquidation sales.
(4)			Excludes one Saks Off 5th store at a value center.
(5)			Excludes one Neiman Marcus-Last Call store at a value center.
(6)			Percentages may not add due to rounding.

Taubman Centers/20

TAUBMAN CENTERS, INC.
Table 12 - Major Tenants in Owned Portfolio
As of June 30, 2020
Tenant	Number of Stores	Square Footage	% Mall GLA
Forever 21 (Forever 21, XXI Forever)	16	448,690	3.6%
H&M	20	422,991	3.4%
The Gap (Gap, Gap Kids, Baby Gap, Banana Republic, Janie and Jack, Old Navy, Athleta, and others)	56	413,155	3.3%
Limited Brands (Bath & Body Works/White Barn Candle, Pink, Victoria's Secret, and others)	40	286,865	2.3%
Inditex (Zara, Zara Home, Massimo Dutti, Bershka, and others)	20	235,063	1.9%
Urban Outfitters (Anthropologie, Free People, Urban Outfitters)	29	230,486	1.9%
Williams-Sonoma (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, and others)	27	222,918	1.8%
Abercrombie & Fitch (Abercrombie & Fitch, Hollister, and others)	30	199,372	1.6%
Ascena Retail Group (Ann Taylor, Ann Taylor Loft, Justice, and others)	39	193,240	1.6%
Restoration Hardware	5	179,954	1.4%